HERZOG, FOX & NEEMAN	ASIA HOUSE, 4 WEIZMANN ST. 64 239 TEL-AVIV, ISRAEL TEL: (972-3)-692-2020 FAX: (972-3)-696-6464 EMAIL: hfn@hfn.co.il

MICHAEL FOX

YAAKOV NEEMAN

TUVIA ERLICH

MEIR LINZEN

ALAN SACKS

YAACOV BRANDT

EHUD SOL

JANET LEVY PAHIMA

ELDAR BEN-RUBY

AMIR SERAYA

YAEL (NEEMAN) BAR-SHAI

EDITH ROTH

YAACOV SHARVIT

ALON SAHAR

ELIOT SACKS

BARUCH KATZMAN

DAVID ZAILER

NEIL WILKOF

MARK PHILLIPS

ADAM EYTAN

ORLY GERBI

MOSHE HARDI

GILAD WEKSELMAN

YOSSI ASHKENAZI

GIL WHITE

ANTHONY LEIBLER

ELDAD CHAMAM

RAN TAL

EFRAT RAM

ILANIT LANDESMAN YOGEV

LIMOR HODIR

ORY NACHT

IFAT GINSBURG

MAYA RACINE NETSER

BOAZ TAL

SHLOMIT SPINDEL

KAREN L. ELBURG

LIAT SHAKED-KATZ

RUTH DAGAN

GAL ROZENT

MAYA ALCHEH-KAPLAN

DOTAN BARUCH

HANAN HAVIV

ASHER DOVEV

RONI LIBSTER

NURIT DAGAN

ARNON MAINFELD

RONEN BAHARAV

ROYI NACHIMZON

RONI TIROSH MADERER

MICHAL KAMIR

HANNAH MORDECHAI

AMNON EPSTEIN

MENACHEM NEEMAN

ODELIA OFFER

SHARON PETEL

MORIA TAM-HARSHOSHANIM

ALON GURFINKEL

YANIV DINOVITCH

NIR RABER

JAMES FRANKS

RUTH BERGWERK

OFIR SHAER

SHIRA MARGALIT -ELBAZ

RINAT HARUSH

YIGAL PEE'R

BOAZ MIZRAHI

NATALI AMIR

TAMAR KALENBERG

TAL DROR

OFIR SEGEV

JAN S. WIMPFHEIMER

ROBERT WISEMAN

MORAN YEMINI

SAAR PAUKER

GUY KATZ

SHAI KAGAN

ROTEM SHAY

ANAT PAZ

RAN HAI

ARNON TURM

EFRI BERKOVICH

ORIT HIPSHER

SHACHAR PORAT

AMIR PERES

ELAD SHAUL

GUY HAYIK

AMIR COZACOV

KAREN GILMOUR

DALIA LITAY SHIBOLETH

RONI DULBERG

TOMER AMITAI

OMRI EREZ

MILI NEEMAN

AVI RAZ

OFER GRANOT

MOSHE YAACOV

URI KATZMAN

GAL SCHWARTZ

DANA VOLANOVSKY

TAL PALDI

OFRA GORDON

ERAN WAGNER

NIGEL KRAVITZ

MATTHEW FISHER

LOUIS GLASS

ORIT STRAUSS

NATHAN STEINBERG

YIFAT TAVOR

MARC DAUGHERTY

LIOR AHARON

SHIMON ATIYA

MORAN BARNEA

29 June 2006

File No: 20671

Aladdin Knowledge Systems Ltd.

15 Beit Oved Street

Tel Aviv 61110

Israel

Ladies and Gentlemen:

We have acted as special Israeli counsel to Aladdin Knowledge Systems Ltd., an Israeli company (the “Company”), in connection with the Registration Statement on Form F-8 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended, of 500,000 ordinary shares of the Company, par value NIS 0.01 per share (“Ordinary Shares”), authorized for issuance under the Aladdin Knowledge Systems Ltd. 2003 Worldwide Share Option Plan (the “Plan”).

In so acting, we have examined such statutes, regulations, corporate records, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion. We are members of the Bar of the State of Israel and, in rendering our opinion, we do not pass (expressly or by implication) on the laws of any jurisdiction other than the State of Israel. Our opinion relates only to Israeli laws.

Based upon the foregoing, we are of the opinion that the Ordinary Shares have been duly authorized and, when issued and paid for in the manner contemplated by the Plan, will be validly issued, fully paid and nonassesable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, /s/ Herzog, Fox & Neeman